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                                                                   EXHIBIT 23(b)

                          CONSENT OF ERNST & YOUNG LLP



         We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Proxy Statement/Prospectus and Registration Statement (Form S-4) of ASA Holdings, Inc. and to the incorporation by reference therein of our report dated February 2, 1996, with respect to the consolidated financial statements and schedule of Atlantic Southeast Airlines, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


         In addition, we consent to the reference to our firm under the captions "Experts" and "Certain Federal Income Tax Consequences" and to the use of our report dated September 25, 1996, with respect to the consolidated financial statement of ASA Holdings, Inc. and our opinion dated November 13, 1996 with respect to certain of the Federal income tax consequences of the proposed reorganization of Atlantic Southeast Airlines, Inc. into a holding company structure included in Amendment No. 2 to the Proxy Statement/Prospectus and Registration Statement (Form S-4) of ASA Holdings, Inc.



                                                          /s/ Ernst & Young LLP

         Atlanta, Georgia

         November 13, 1996